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                                                               Exhibit (a)(1)(C)

                             TB WOOD'S CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK


   This notice of guaranteed delivery, or one substantially in the form hereof, must be used to accept the tender offer by TB Wood's Corporation if:

   o certificates evidencing shares of TB Wood's Corporation common stock, $0.01 par value per share, are not immediately available or cannot be delivered to the depositary before the expiration date (as defined in the offer to purchase);

   o the procedure for book-entry transfer described in the offer to purchase, dated June 29, 2001, and the related letter of transmittal cannot be completed on a timely basis; or

   o time will not permit all required documents, including a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), an agent's message in the case of a book-entry transfer (as defined in the offer to purchase) and any other required documents, to reach the depositary prior to the expiration date.

   This notice of guaranteed delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the depositary. See Section 3 of the offer to purchase.

                        The Depositary for our Offer is:

                    American Stock Transfer & Trust Company
                By Hand:                                By Mail:
             40 Wall Street                          40 Wall Street
               46th Floor                              46th Floor
        New York, New York 10005                New York, New York 10005

                             By Overnight Delivery:
                                 40 Wall Street
                                   46th Floor
                            New York, New York 10005

        Facsimile Transmission:                    Confirm Receipt of
    (for Eligible Institutions only)            Facsimile by telephone:
             (718) 234-5001                          (718) 921-8200

   For this notice to be validly delivered, it must be received by the depositary at the above address before the offer expires. Delivery of this notice to another address WILL NOT constitute a valid delivery. Deliveries to TB Wood's Corporation, the information agent or the book-entry transfer facility will not be forwarded to the depositary and WILL NOT constitute a valid delivery.

   This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the offer to purchase) under the instructions to the letter of transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

                         NOTICE OF GUARANTEED DELIVERY

   By signing this notice of guaranteed delivery, you tender to TB Wood's Corporation at the price per share indicated in this notice of guaranteed delivery, upon the terms and subject to the conditions described in the offer to purchase and the related letter of transmittal, receipt of both of which you hereby acknowledge, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the offer to purchase.

   Number of shares to be tendered: ____________ shares.

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                        PRICE AT WHICH YOU ARE TENDERING
                (See Instruction 5 to the Letter of Transmittal)


   YOU MUST CHECK ONE BOX AND ONLY ONE BOX IF YOU WANT TO TENDER YOUR SHARES. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, YOUR SHARES WILL NOT BE PROPERLY TENDERED.

SHARES TENDERED AT A PRICE DETERMINED BY YOU:

   By checking one of the following boxes below INSTEAD OF THE BOX UNDER "SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO OUR OFFER," you are tendering shares at the price checked. This action will result in none of your shares being purchased if the purchase price selected by TB Wood's Corporation for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate letter of transmittal for each price at which you tender such portion of your shares. The same shares cannot be tendered at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED


|_| 8.50                |_| 9.25       |_| 10.00       |_| 10.75       |_| 11.50

|_| 8.75                |_| 9.50       |_| 10.25       |_| 11.00

|_| 9.00                |_| 9.75       |_| 10.50       |_| 11.25

                                       OR

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO OUR OFFER:


   |_| By checking THIS ONE BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, you are tendering shares and are willing to accept the purchase price selected by TB Wood's in accordance with the terms of our offer. This action will maximize the chance of having TB Wood's purchase your shares (subject to the possibility of proration). Note that this could result in your receiving a price per share as low as $8.50.

                               CONDITIONAL TENDER
               (See Instruction 15 to the Letter of Transmittal)

   You may condition your tender of shares on our purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the offer to purchase. Unless the minimum number of shares you indicate below is purchased by us in our offer, none of the shares you tender will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

   |_| The minimum number of shares that must be purchased, if any are purchased, is: ____________ shares.

   If because of proration, the minimum number of shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

   |_| The tendered shares represent all shares held by me.

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Signature(s):_____________________  Address:_________________________________

Name(s) of Record Holder(s):______  _________________________________________
                                                 (ZIP CODE)
__________________________________  Daytime Area Code
        (PLEASE TYPE OR PRINT)        and Telephone No.:_____________________

Certificate No's.:________________  _________________________________________
                                    Date:               , 2001

                                    If shares will be delivered by book-entry transfer, provide the following information:

                                    Account Number:__________________________

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                              GUARANTEE OF DELIVERY
                   (Not to be Used for a Signature Guarantee)


   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the offer to purchase into the depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), or an agent's message in the case of a book-entry transfer, and any other required documents, all within three (3) Nasdaq National Market System trading days after the date of receipt by the depositary of this notice of guaranteed delivery.

   The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates representing shares to the depositary within the time period set forth in the offer to purchase. Failure to do so could result in a financial loss to the eligible institution.

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 Name of Firm:_____________________  _________________________________________
                                              (AUTHORIZED SIGNATURE)

 Address:__________________________  Name:____________________________________
                                                 (PLEASE PRINT)
 __________________________________
               (ZIP CODE)            Title:___________________________________
 Area Code and
  Telephone No.:___________________  Date:____________________________________

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NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES
SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.